SUB-ADVISORY AGREEMENT

THIS SUB-ADVISORY AGREEMENT (“Agreement”) is made among GUIDESTONE FUNDS, a Delaware statutory trust (“Trust”), GUIDESTONE CAPITAL MANAGEMENT, LLC, a limited liability company organized under the laws of the State of Texas (“Adviser”), and LEGAL & GENERAL INVESTMENT MANAGEMENT AMERICA, INC., a registered investment adviser organized under the laws of the State of Delaware (“Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (“Advisory Agreement”) with the Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, under the Advisory Agreement, the Adviser has agreed to provide investment advisory services to the Trust; and

WHEREAS, under the Advisory Agreement, subject to the approval of the Board of Trustees of the Trust (“Board”), the Adviser is authorized to retain one or more investment sub-advisers to provide investment advisory services to one or more series of the Trust; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment advisory services to the series of the Trust listed on Schedule A, as such Schedule A may be amended from time to time (such series being collectively referred to herein as the “Fund,” with any reference herein to the Fund pertaining to such series of the Trust as the context requires), in the manner and on the terms hereinafter set forth; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and the Fund.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust, the Adviser and the Sub-Adviser agree as follows:

1. Appointment. The Adviser and the Trust hereby appoint the Sub-Adviser as a discretionary investment manager, on the terms and conditions set forth herein, of those assets of the Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”). The Adviser may from time to time make additions to and withdrawals, including but not limited to cash and cash equivalents, from the Fund Account. All cash flow instructions by the Adviser to the Sub-Adviser, whether investment or disinvestment, shall be sent by an authorized signatory of the Adviser to the Sub-Adviser to the email account mutually agreed between the Adviser and Sub-Adviser, whereupon a member of the Sub-Adviser’s Client Service team shall acknowledge receipt, which shall serve as confirmation that the instruction has been received by the Sub-Adviser. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Adviser and the Sub-Adviser.

2. Acceptance of Appointment. The Sub-Adviser accepts that appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

3. Duties as Sub-Adviser.

(a) Subject to the supervision and direction of the Board and of the Adviser, including all written guidelines and the policies and procedures adopted by the Trust or the Adviser that are applicable to the Sub-Adviser listed on Schedule B, as such Schedule B may be amended from time to time, the Sub-Adviser will: (i) provide a continuous investment program with respect to the Fund Account; (ii) determine from time to time what investments in the Fund Account will be purchased, retained or sold by the Fund; and (iii) be responsible for placing purchase and sell orders for investments and for other related transactions with respect to the Fund Account. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions and the description of its investment strategy and style, all as stated in the Trust’s registration statement under the 1940 Act, and any amendments or supplements thereto (“Registration Statement”) of which the Sub-Adviser has written notice. The Trust will deliver to the Sub-Adviser a true and complete copy of the Fund’s Registration Statement as effective from time to time, and such other documents or instruments governing the investment of the Fund Account and such other information as reasonably requested by the Sub-Adviser, as is necessary for the Sub-Adviser to carry out its obligations under this Agreement, including the policies and procedures applicable to the Sub-Adviser listed on Schedule B hereto.

(b) The Sub-Adviser’s authority hereunder shall include the power to buy, sell, and hold such securities and other instruments, to open accounts and execute trading agreements and any other reasonable and customary documents and representation letters on behalf of the Fund Account as the Sub-Adviser deems appropriate within the parameters of Sections 3(a) and 4, and the conditions of this Agreement. The Sub-Adviser agrees that, prior to opening (or amending) any accounts, including futures accounts with brokerage firms or other financial institutions, the Sub-Adviser shall notify the Fund’s accounting agent and administrator (“Administrator”), custodian bank (“Custodian”), and the Adviser of the existence and any pertinent terms of the account opening documents, futures and other related agreements, as applicable.

(c) In accordance with the Fund’s investment policies described in the Registration Statement, the Sub-Adviser is responsible for avoiding investment of Fund Account assets in the securities issued by any company that is publicly recognized, as determined by GuideStone Financial Resources of the Southern Baptist Convention (“GuideStone Financial Resources”), as being in the alcohol, tobacco, gambling, pornography or abortion industries, or any company whose products, services or activities are publicly recognized, as determined by GuideStone Financial Resources, as being incompatible with the moral and ethical posture of GuideStone Financial Resources. The Adviser shall provide in writing to the Sub-Adviser a list of such prohibited companies, which the Adviser in its sole discretion will amend or supplement from time to time. The Adviser will provide the Sub-Adviser with such amendments or supplements on a timely basis, and any such changes shall become effective as soon as reasonably practicable after such changes have been received and acknowledged by the Sub-Adviser, which acknowledgement will occur within one business day. If the Sub-Adviser has a question about whether any proposed transaction with respect to the Fund Account would be in compliance with such investment policies, it may consult with the Adviser during normal business hours, and the Adviser will provide instructions upon which the Sub-Adviser may rely in purchasing and selling securities for the Fund Account.

(d) The Sub-Adviser will select brokers and dealers to effect all portfolio transactions for the Fund Account subject to the conditions set forth herein. The Sub-Adviser will place all necessary orders with brokers, dealers or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser agrees that, in placing orders with brokers and dealers, it will seek to obtain best execution, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement; provided that, on behalf of the Fund, and in compliance with Section 28(e) of the Securities Exchange Act of 1934 (“1934 Act”), the Sub-Adviser may, in its discretion, use brokers and dealers (including brokers and dealers that may be affiliated persons of the Sub-Adviser to the extent permitted herein) who provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions, and the Sub-Adviser may pay to those brokers and dealers, directly or indirectly through a commission sharing arrangement, in return for brokerage and research services a higher commission than may be charged by other brokers and dealers, subject to the Sub-Adviser’s determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Fund and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. The Sub-Adviser agrees to provide the Adviser with reports or other information regarding brokerage and benefits received therefrom, upon the Adviser’s reasonable request. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund Account and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner the Sub-Adviser reasonably believes to be equitable over time and consistent with its fiduciary obligations to each client account.

(e) Except as permitted by applicable law, rule or regulation (including, but not limited to, Sections 10 and 17 of the 1940 Act and Section 206 of the Investment Advisers Act of 1940, as amended (“Advisers Act”), and the respective rules and regulations promulgated thereunder), including by exemptive order granted by the U.S. Securities and Exchange Commission (“SEC”), SEC interpretive release, and/or SEC staff no-action letter or other written guidance, the Sub-Adviser shall not, on behalf of the Fund Account, enter into any transaction wherein:

(i) during the existence of any underwriting or selling syndicate, an affiliated person of the Trust, or any affiliated person of such an affiliated person, acts as a principal underwriter;

(ii) an affiliated person of or principal underwriter for the Trust, or any affiliated person of such an affiliated person or principal underwriter, acts as principal; or

(iii) an affiliated person of the Trust, or any affiliated person of such an affiliated person, acts as agent or broker.

If the Sub-Adviser enters into any of the permissible affiliated transactions contemplated above, the Sub-Adviser shall comply with the Trust’s policies and procedures, as provided to the Sub-Adviser, in so doing. The Sub-Adviser acknowledges that, upon entering into this Agreement, it is an “investment adviser” of the Trust within the meaning of Section 2(a)(20)(B) of the 1940 Act, and therefore an “affiliated person” of the Trust within the meaning of Section 2(a)(3)(E) of the 1940 Act. The Sub-Adviser agrees that it will upon request provide the Adviser with a written list of its affiliated persons, indicating which of those affiliated persons are brokers, dealers, futures commission merchants (“FCMs”), and/or banks, and will update such list from time to time, as necessary. To enable the Sub-Adviser to comply with this paragraph, the Adviser agrees that it will, upon request, provide the Sub-Adviser with a written list of the Trust’s affiliated persons (excluding the Fund’s sub-advisers) and principal underwriter, and their respective affiliated persons, and will update such list from time to time as necessary.

(f) In furnishing services hereunder, to the extent prohibited by, or necessary to comply with, the 1940 Act, the Sub-Adviser will not consult with any other sub-adviser to the Fund, any other series of the Trust, or any other investment company under common control with the Trust concerning transactions of the Fund in securities or other assets. For the avoidance of doubt, the foregoing restriction will not be deemed to prohibit the Sub-Adviser from consulting with: (i) any of its affiliated persons concerning transactions in securities or other assets; (ii) any of the other covered sub-advisers concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 under the 1940 Act; or (iii) any successor sub-adviser of the Fund in order to effect an orderly transition of sub-advisory duties, so long as such consultations do not concern transactions prohibited by Section 17(a) of the 1940 Act.

(g) The Sub-Adviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder and any other applicable legal provisions, including the Advisers Act, the 1934 Act, the Commodity Exchange Act of 1936, as amended (“CEA”), and the rules and regulations adopted thereunder from time to time, with respect to actions by the Sub-Adviser on behalf of the Fund, and will furnish the Board, the Adviser or the Administrator with such periodic and special reports as any of them may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Fund are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust a complete set of any records that it maintains for the Fund upon request by the Trust. Notwithstanding the foregoing, the Sub-Adviser shall be able to retain copies of such records to the extent necessary to comply with the Sub-Adviser’s recordkeeping policies or regulatory obligations. The Sub-Adviser agrees to keep confidential all records of the Trust and information relating to the Trust in accordance with Section 14 hereof unless the release of such records or information is otherwise consented to in writing by the Trust or the Adviser. The Trust and Adviser agree that such consent shall not be unreasonably withheld. For the avoidance of doubt, where the Sub-Adviser may be exposed to civil or criminal contempt proceedings, when required to divulge such information or record to duly constituted authorities, or when requested to divulge such information in the context of a regulatory examination or investigation being conducted by one of its regulators, such consent is deemed hereby given and the Sub-Adviser shall promptly inform the Trust and the Adviser of the disclosure of such information unless the Sub-Adviser is prohibited from so doing by law.

(h) All transactions for the Fund Account will be consummated by delivery of assets to or from the Custodian, or such depositories or agents as may be designated by the Custodian in writing, and neither the Sub-Adviser nor its affiliated persons shall have possession or custody of Fund assets at any time. The Sub-Adviser shall advise the Fund’s Custodian and Administrator on a prompt basis of each purchase and sale of a portfolio security or other financial instrument specifying the name of the issuer or Counterparty, the description, terms and amount of shares or principal amount of the security or other financial instrument purchased or sold, the market price, commission and gross or net price, trade date, settlement date and identity of the effecting broker or dealer and such other information as may reasonably be required. (“Counterparty” includes a clearing broker, dealer, foreign currency dealer or FCM.) The Sub-Adviser shall arrange for the transmission to the Fund’s Custodian and Administrator on a daily basis such confirmation, trade tickets, and other documents and information as may be reasonably necessary to enable the Custodian and Administrator to perform their administrative, recordkeeping and other responsibilities with respect to the Fund. For purposes of the foregoing sentence, communication via electronic means will be acceptable as agreed to in writing from time to time by the Adviser. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian in accordance with the foregoing, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, other than acts or omissions arising in reliance on instructions of the Sub-Adviser; provided, that it shall be the responsibility of the Sub-Adviser to notify the Adviser if the Custodian fails to confirm in writing proper execution of the instructions.

(i) Without limiting the generality of the foregoing and in furtherance thereof, the Sub-Adviser shall report to the Fund’s Custodian and Administrator all trades and positions in the Fund Account daily (in such form and at such times as specified by the Fund’s Custodian and Administrator and/or the Adviser), including any trade it has entered into for which it has not received confirmation (and, with respect to transactions involving derivative instruments, shall also request each executing broker and Counterparty to deliver its own such transaction and position reporting), and any information related to any corporate action relevant to the investments of the Fund Account of which the Sub-Adviser has actual knowledge (in such form and at such times as specified by the Fund’s Custodian and Administrator). Unless otherwise specified by the Adviser, all trades shall be communicated by the Sub-Adviser to the Fund’s Custodian and Administrator by 10 a.m. Central Time on the business day following the trade date. The Sub-Adviser shall notify the Fund’s Custodian and Administrator immediately upon becoming aware of any trades not included in any previously transmitted trade communication.

(j) The Sub-Adviser shall reconcile all trades and positions with each executing broker and Counterparty daily to ensure accurate trade settlement and verify open positions (including cash). The Sub-Adviser shall also reconcile daily all trades and positions (including cash) to the Fund’s official books and records, including without limitation, daily reconciliation of all open Custody positions (as defined below) (including cash) to the Custodian. The Sub-Adviser shall work with the Fund’s Custodian and Administrator and/or the Adviser, as appropriate, to resolve all open reconciliation items on the same day that they are identified, including trade and position discrepancies, identified in such reconciliations. For purposes of this Section 3(j), the term “Custody Positions” refers to all assets of the Fund, including cash, for which custody is maintained directly by the Fund’s Custodian.

(k) The Sub-Adviser agrees to provide, at such times as shall be reasonably requested by the Board or the Adviser, the analysis and reports specified on Schedule C attached hereto, as such Schedule C may be amended from time to time, including without limitation monthly reports setting forth the investment performance of the Fund Account. The Sub-Adviser also agrees to make available to the Board and Adviser any economic, statistical and investment services that the Sub-Adviser normally makes available to its institutional or other customers.

(l) The Adviser hereby acknowledges that the Sub-Adviser is not responsible for pricing portfolio securities for purposes of calculating the Fund’s net asset value. Notwithstanding the foregoing, in accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser will timely assist the Administrator and/or the Fund in determining the fair valuation of all portfolio securities held in the Fund Account and will use its reasonable efforts to arrange for the provision of valuation information, or one or more price(s), for each portfolio security held in the Fund Account for which the Administrator does not obtain prices in the ordinary course of business from an automated pricing service. The Sub-Adviser shall promptly notify the Adviser if, for any reason, the Sub-Adviser believes that the price of any security or other investment in the Fund Account may not accurately reflect the fair value thereof. The Sub-Adviser will maintain adequate records with respect to securities fair valuation information provided hereunder and shall provide such information to the Adviser upon request, with such records being deemed Fund records.

(m) The Sub-Adviser shall provide reasonable assistance as reasonably requested in the preparation of (but not pay for) all periodic reports by the Trust or the Fund to shareholders of the Fund and all reports and filings required to maintain the registration and qualification of the Fund, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws. Upon the request of the Trust or the Adviser, the Sub-Adviser shall review Registration Statements or portions thereof that relate to the Fund or the Sub-Adviser and other documents provided to the Sub-Adviser, provide comments on such drafts on a timely basis, and provide certifications or sub-certifications on a timely basis and in a form mutually agreeable to the parties. The Sub-Adviser’s (or its affiliate’s) Form 13F filed with the SEC shall include, to the extent applicable, the 13(f) securities held in the Fund Account.

(n) As reasonably requested by the Trust on behalf of the Trust’s officers and in accordance with the scope of the Sub-Adviser’s obligations and responsibilities contained in this Agreement (i.e., with respect to the Fund Account and the Sub-Adviser’s provision of portfolio management services hereunder), the Sub-Adviser will provide reasonable assistance to the Trust in connection with the Trust’s compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder, and Rule 38a-1 under the 1940 Act. Specifically, the Sub-Adviser agrees to, upon the reasonable request of the Trust and with reasonable prior notice: (i) provide periodic certifications relating to the Sub-Adviser’s provision of portfolio management services hereunder, including that: (A) the Sub-Adviser is in compliance with all applicable “Federal Securities Laws,” as defined in Rule 38a-l under the 1940 Act; (B) the Sub-Adviser’s policies and procedures are reasonably designed to prevent violation of the Federal Securities Laws by the Sub-Adviser and its supervised persons; and (C) the Sub-Adviser has reviewed, no less frequently than annually, the adequacy of its policies and procedures and the effectiveness of their implementation; and (ii) reasonably cooperate with third-party audits arranged by the Trust to evaluate the effectiveness of the Sub-Adviser’s compliance controls. Upon request and reasonable prior notice, the Trust’s chief compliance officer shall have direct access to the Sub-Adviser’s chief compliance officer and compliance personnel, and the Sub-Adviser shall provide the Trust’s chief compliance officer with periodic reports and special reports in the event of compliance problems.

(o) The Sub-Adviser is permitted to use persons employed by an “Affiliated Person” (as defined in the 1940 Act) of the Sub-Adviser, each of whom shall be treated as an “associated person” of the Sub-Adviser (as defined in the Advisers Act) to assist in providing discretionary or non-discretionary investment advisory services under this Agreement to the extent not prohibited by, or inconsistent with, applicable law, including the requirements of the 1940 Act and Advisers Act, the rules thereunder, and relevant positions of the SEC and its staff. The Sub-Adviser will be responsible under this Agreement for any action taken by an Affiliated Person or Significant Third Party on behalf of the Sub-Adviser in assisting the Sub-Adviser under the Agreement to the same extent as if the Sub-Adviser had taken such action directly. All fees and/or other compensation payable to such an Affiliated Person or Significant Third Party shall be the sole responsibility of the Sub-Adviser and neither the Fund nor the Adviser shall have any obligation to pay any fee or compensation to such person. To the extent the Sub-Adviser utilizes the services of an Affiliated Person to provide, or assist in providing, discretionary investment advisory services under this Section 3(o), it will provide the Adviser and the Fund with 30 days’ prior written notice, which will include the identity of the affiliated person and such other information reasonably requested by the Adviser or the Fund. “Significant Third Parties” means those third parties appointed by the Sub-Adviser to perform services which do not themselves form part of investment management services, but which are both materially and exclusively integrated with the provision of and significant to the Sub-Adviser’s ability to provide investment management services under this Agreement. For the avoidance of doubt this excludes any brokers, counterparties, the Custodian and parties providing data services. As at the date of this Agreement, the sole Significant Third Party is State Street, and the Sub-Adviser will notify the Adviser in writing when a new Significant Third Party is appointed. For the avoidance of doubt, the Sub-Adviser’s Affiliated Persons who may be delegated services include LGIM International Limited, Legal & General Investment Management Limited, and Legal & General Investment Management Holdings Limited, all of which are U.K. domiciled companies; Legal & General Investment Management Asia Limited, which is a Hong Kong domiciled company; and Legal & General Investment Management Japan KK, which is a company domiciled in Japan. Notwithstanding Section 14, the Sub-Adviser may provide information about the Adviser, the Trust and the Fund to delegates as reasonably necessary for them to perform the delegated services.

(p) The Sub-Adviser will not be responsible for making any class action filings, including bankruptcies, on behalf of the Fund Account. The Sub-Adviser shall make reasonable efforts to provide the Trust and the Adviser with any proof of claim it receives regarding class action claims or any other actions or proceedings in which the Fund may be entitled to participate involving any asset held in the Fund Account and shall cooperate with the Trust and the Adviser to the extent reasonably necessary for the Trust or the Adviser to pursue and/or participate in any such action. If the Trust or the Adviser identifies a security held or previously held by the Fund Account to the Sub-Adviser, the Sub-Adviser shall, to the extent commercially reasonable and legally permissible, inform the Trust and the Adviser if the Sub-Adviser has determined to participate or opt out of a class action litigation or otherwise commence an independent litigation (domestic or foreign) related to that security.

4. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the provisions of the Trust’s Trust Instrument, By-Laws and Registration Statement of which it has received written notice, with all written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account that are provided to the Sub-Adviser in writing, and with the written instructions and written directions of the Board and the Adviser; and will comply with the applicable requirements of: (i) the 1940 Act and Advisers Act and the rules and regulations adopted under each; (ii) Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”), applicable to regulated investment companies; (iii) the CEA and the rules and regulations adopted thereunder; and (iv) all other federal and state laws and regulations applicable to the Trust and the Fund. The Adviser agrees to provide to the Sub-Adviser copies of the Trust’s Trust Instrument, By-Laws, Registration Statement, written guidelines, policies and procedures adopted by the Trust as applicable to the Fund Account, written instructions and directions of the Board and the Adviser, and any amendments or supplements to any of these materials.

5. Proxies. Unless the Adviser gives written instructions to the contrary, provided the Custodian has timely forwarded the relevant proxy materials, the Sub-Adviser shall, in accordance with its proxy voting policies and procedures, have discretionary authority to take any action with respect to the voting of shares or the execution of proxies solicited by or with respect to the issuers of securities in which assets of the Fund Account may be invested from time to time, consistent with the Sub-Adviser’s obligations under Rule 206(4)-6 under the Advisers Act. The Adviser shall instruct the Custodian to forward or cause to be forwarded to the Sub-Adviser (or its designated agent, for which the Sub-Adviser will remain liable) all relevant proxy solicitation materials. If and when applicable, the Sub-Adviser will, upon request, report quarterly its voting records with respect to the Fund Account, identifying such voting records as voting records of the Fund, to enable the Fund to meet its disclosure requirement pursuant to Rule 30b1-4 under the 1940 Act. The Sub-Adviser represents and covenants that it has adopted written proxy voting policies and procedures, a copy of which has been provided to the Fund, in compliance with current applicable rules and regulations, including but not limited to Rule 206(4)-6 under the Advisers Act and any applicable guidance, and that it will provide to the Adviser as soon as reasonably practicable: (i) any material update of such policies and procedures; and (ii) such other information that the Sub-Adviser maintains in the ordinary course of business as is necessary to assist the Adviser in complying with Rule 206(4)-6 under the Advisers Act.

6. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement other than the cost of securities (including brokerage commissions, transactional fees and taxes, if any) purchased or sold for the Fund. The Fund shall be responsible for its expenses.

7. Compensation. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated daily and paid monthly by the Trust, and not the Adviser, in accordance with the attached Schedule A. The Sub-Adviser shall not be responsible for any expenses incurred by the Fund or the Trust in accordance with Section 6 above. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs. The Adviser shall be responsible for computing the fee based upon a percentage of the average daily net asset value of the assets of the Fund Account. If, at any time: (i) the Sub-Adviser provides to any other investment company registered under the 1940 Act investment advisory services using the same investment benchmarks and similar requirements to apply security specific restrictions to those provided by the Sub-Adviser to the Fund pursuant to this Agreement, (ii) the value of the assets under management with respect to which the Sub-Adviser provides such services to such other investment company is equal to or less than the value of the Fund Account, and (iii) the Sub-Adviser is compensated for providing such services at a rate less than the rate set forth on Schedule A, then the Sub-Adviser shall promptly notify the Adviser of the foregoing in reasonable detail and, as of the date of such notice, the rate set forth on Schedule A shall immediately and without requirement of further action (subject to any required approval or ratification by the Board) be deemed amended to reflect a rate equal to the lower rate at which the Sub-Adviser is compensated by such other investment company.

8. Limitation of Liability. The Sub-Adviser shall not be liable for any loss due solely to a mistake of investment judgment, but shall be liable for any loss which is incurred by reason of an act or omission of its employee, partner, director or affiliate, if such act or omission involves willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement. Nothing in this paragraph shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

9. Indemnification.

(a) The Adviser shall indemnify the Sub-Adviser and any of its directors, officers, employees and affiliates for all losses, claims, damages, liabilities and costs (including reasonable legal and other expenses) (“Losses”) incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Adviser under this Agreement, if such act or omission involves the Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement.

(b) The Trust shall indemnify the Sub-Adviser and any of its directors, officers, employees and affiliates for all Losses incurred by the Sub-Adviser by reason of or arising out of any act or omission by the Trust under this Agreement, if such act or omission involves the Trust’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement.

(c) The Sub-Adviser shall indemnify the Adviser and any of its directors, officers, employees and affiliates for all Losses incurred by the Adviser by reason of or arising out of any act or omission by the Sub-Adviser under this Agreement if such act or omission involves the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement.

(d) The Sub-Adviser shall indemnify the Trust and any of its trustees, officers, employees and affiliates for all Losses incurred by the Trust by reason of or arising out of any act or omission by the Sub-Adviser under this Agreement if such act or omission involves the Sub-Adviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement, or any breach of warranty, representation or agreement hereunder, except to the extent that such Losses arise as a result of the Trust’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or its reckless disregard of its obligations and duties under this Agreement.

(e) The indemnification in this Section 9 shall survive the termination of this Agreement.

10. Representations, Warranties and Agreements of the Trust. The Trust represents, warrants and agrees that:

(a) The Trust is a statutory trust duly formed and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted and as proposed to be conducted hereunder.

(b) The Trust is registered as an investment company under the 1940 Act and the Fund, a series of the Trust, elected to qualify and has qualified as a regulated investment company under the Code, and the Fund’s shares are registered under the Securities Act of 1933, as amended.

(c) The execution, delivery and performance by the Trust of this Agreement are within the Trust’s powers and have been duly authorized by all necessary action on the part of the Trust and the Board, and no action by, or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Trust of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under: (i) any provision of applicable law, rule or regulation; (ii) the Trust’s governing instruments; or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

(d) The Adviser and the Sub-Adviser each has been duly appointed by the Board to provide investment services to the Fund Account as contemplated hereby.

(e) The Trust will promptly notify the Sub-Adviser if any representation it has made under this Agreement becomes materially untrue.

11. Representations of the Adviser. The Adviser represents, warrants and agrees that:

(a) The Adviser has been duly authorized by the Board to delegate to the Sub-Adviser the provision of investment services to the Fund Account as contemplated hereby.

(b) The Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory agency or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) will promptly notify the Sub-Adviser if any representation it has made under this Agreement becomes materially untrue.

12. Representations of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

(a) The Sub-Adviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Trust and Adviser of any material breach of this Agreement, if any representation under this Agreement becomes materially untrue or the occurrence of any event that the Sub-Adviser reasonably determines could have a materially adverse impact on the Sub-Adviser’s ability to provide services under this Agreement, or would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise. To the extent permitted by law, the Sub-Adviser will also promptly notify the Trust and the Adviser if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, or any threat thereof, before or by any court, public board or body, directly involving the affairs of the Fund. The Sub-Adviser further agrees to, upon request, review any statement regarding the Sub-Adviser contained in the Registration Statement with respect to the Fund and notify the Adviser or the Trust promptly if it becomes aware that any statement regarding the Sub-Adviser contained in the Registration Statement with respect to the Fund, or any amendment or supplement thereto, becomes untrue or incomplete in any material respect.

(b) The Sub-Adviser has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of Federal Securities Laws by the Sub-Adviser, its employees, officers, and agents (“Compliance Procedures”) and, the Adviser and the Trust have been provided a copy of the Compliance Procedures and any amendments thereto. The Sub-Adviser will notify the Adviser promptly of any “Material Compliance Matter” (as defined in Rule 38a-1 under the 1940 Act). The Sub-Adviser will also notify the Adviser of any remedial actions that it takes in response to deficiency letters or similar communications from the SEC or another regulator.

(c) The Sub-Adviser has adopted a written code of ethics as required by Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of such code of ethics, together with evidence of its adoption and a certification that the Sub-Adviser has adopted procedures reasonably necessary to prevent violations of such code of ethics. Upon request, and within thirty (30) days following the end of the last calendar quarter of each year that this Agreement is in effect, the Sub-Adviser shall furnish to the Trust and the Adviser: (i) a written report that describes any issues arising under the code of ethics or procedures during the relevant period, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to material violations; and (ii) a written certification that the Sub-Adviser has adopted procedures reasonably necessary to prevent violations of the code of ethics. In addition, the Sub-Adviser shall: (iii) promptly report to the Board and the Adviser in writing any material amendments to its code of ethics; (iv) promptly furnish all pertinent information regarding any material violation of the Sub-Adviser’s code of ethics by: (A) its directors, officers and partners; or (B) any person who has access to nonpublic information regarding: (I) the Fund’s purchase or sale of securities; (II) the portfolio holdings of the Fund; or (III) securities recommendations to the Fund; and (v) provide quarterly reports to the Adviser on any material violations of the Sub-Adviser’s code of ethics during the period so indicated. Upon the reasonable written request of the Adviser, the Sub-Adviser shall permit the Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-1(d)(1) and related records.

(d) The Sub-Adviser has provided the Trust and the Adviser with a copy of its Form ADV, which as of the date of this Agreement is its Form ADV as most recently filed with the SEC and promptly will furnish a copy of any material amendments to the Trust and the Adviser at least annually.

(e) The Sub-Adviser will notify the Trust and the Adviser of any change of control of the Sub-Adviser, including any change of its general partner(s) or managing member, controlling persons or 25% shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund Account or senior management of the Sub-Adviser, in each case prior to such change if the Sub-Adviser is aware of such change but in any event not later than as soon as reasonably practicable after such change. The Sub-Adviser agrees that it may bear all reasonable expenses of the Trust and Adviser, if any, arising out of the Sub-Adviser’s failure to notify the Trust and the Adviser as set forth herein.

(f) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage from insurance providers that are in the business of regularly providing insurance coverage to investment advisers. In no event shall such coverage be less than $5,000,000. The Sub-Adviser shall upon request endeavor to provide to the Adviser any information it may reasonably require concerning the amount or scope of such insurance.

(g) The Sub-Adviser will not, in violation of applicable law or regulation, use any material non-public information concerning portfolio companies that it is aware of and may be in or come into its possession or the possession of any of its affiliated persons or employees in providing investment advice or investment management services to the Fund.

(h) The Sub-Adviser agrees that neither it, nor any of its affiliated persons, will in any way refer directly or indirectly to its relationship with the Trust, the Fund, the Adviser or any of their respective affiliated persons in offering, marketing or other promotional materials without the express written consent of the Adviser. For the avoidance of doubt, the Sub-Adviser may identify itself as a sub-adviser of the Fund during the term of this Agreement, with such right terminating upon termination of this Agreement, and the Sub-Adviser may use the performance of the Fund Account in its composite performance.

(i) The Sub-Adviser agrees to promptly notify the Adviser of trade errors made by the Sub-Adviser in connection with its management of the Fund Account.

(j) The Sub-Adviser has reviewed the registration requirements of the CEA and the National Futures Association (“NFA”) relating to commodity trading advisors and is either appropriately registered with the Commodity Futures Trading Commission (“CFTC”) and a member of the NFA or exempt or excluded from CFTC registration requirements. If required by the CEA or the rules and regulations thereunder promulgated by the CFTC, the Sub-Adviser will provide the Fund and the Adviser with a copy of its most recent CFTC disclosure document or a written explanation of the reason why it is not required to deliver such a disclosure document.

(k) The Sub-Adviser has established and will keep in effect a “disaster recovery” preparedness plan that sets forth procedures for recovery of critical business functions at minimum operating levels and can be implemented within a 24-hour time period. The Sub-Adviser shall notify the Adviser, as soon as practicable by telephone, email or such other method of prompt communication as may be available under the circumstances, of the occurrence of any event the Sub-Adviser determines has had a material impact on its operations and that requires the Sub-Adviser to implement any procedures under such plan.

(l) The Sub-Adviser has administrative, technical and physical safeguards in place that comply with all laws and regulations applicable to the Sub-Adviser and, in the event the Sub-Adviser becomes aware of any network, system and/or data breach with respect to its infrastructure (including, but not limited to, a system intrusion, virus or malicious code attack, loss of data, data theft, unauthorized access to confidential information and/or nonpublic personal information, hacking incident or any acts of data ransom) that results in unauthorized access to and/or use by third parties of the confidential information of the Fund or the Adviser (each, a “Cybersecurity Breach”), the Sub-Adviser will promptly take appropriate steps to contain or mitigate the Cybersecurity Breach, and will, without unreasonable delay, notify the Adviser and the Fund, unless such notification is prohibited by law enforcement or the Sub-Adviser’s regulator(s).

13. Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others, except as prohibited by applicable law or agreed upon in writing among the Sub-Adviser, the Trust and the Adviser.

14. Confidentiality. Subject to the duty of the Sub-Adviser, the Adviser and the Trust to comply with: (i) applicable law, rule or regulation, or a court order; or (ii) any demand of any government, regulatory or taxing authority having jurisdiction, or any self-regulatory organization, the parties hereto shall treat as confidential all material non-public information pertaining to the Fund Account and the actions of the Sub-Adviser, the Adviser and the Trust in respect thereof. The Sub-Adviser shall take steps to ensure that the Fund’s portfolio holdings information is shared only with such persons that are subject to a duty of confidentiality and duty not to trade on such information. The provisions of this Section 14 shall survive any termination of this Agreement.

15. Duration and Termination.

(a) Unless sooner terminated as provided herein, this Agreement shall continue in effect for a period of two years subsequent to its initial approval by the Board, or by vote of a majority of the outstanding voting securities of the Funds, as applicable, and thereafter, if not terminated, shall continue automatically from year to year, provided that such continuance is specifically approved at least annually by: (i) the vote of a majority of those Trustees of the Trust who are not interested parties to this Agreement or “interested persons” (as defined within the meaning of Section 2(a)(19) of the 1940 Act) of any such party to this Agreement; and (ii) the Board, or by vote of a majority of the outstanding voting securities of the Fund, in accordance with all applicable provisions of the 1940 Act, and any applicable exemptive relief provided by the SEC.

(b) This Agreement may be terminated at any time, without the payment of any penalty, by the Board, or by vote of a majority of the outstanding voting securities of the Fund on sixty (60) days’ written notice to the Sub-Adviser.

(c) This Agreement may be terminated at any time, without the payment of any penalty, by the Adviser immediately upon written notice to the Sub-Adviser.

(d) This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by the Sub-Adviser, or upon the termination of the Advisory Agreement as it relates to the Fund. The Sub-Adviser agrees to bear all reasonable expenses of the Trust, if any, arising out of an assignment of this Agreement by the Sub-Adviser.

(e) This Agreement may be terminated at any time by the Sub-Adviser on ninety (90) days’ written notice to the Fund and the Adviser, but any such termination shall not affect the status, obligations, or liabilities of the Sub-Adviser to the Fund and the Adviser arising prior to termination.

16. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved: (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (ii) by the vote of a majority of the outstanding voting securities of the Fund (unless the approval is pursuant to an SEC order, no-action letter, rule or regulation permitting the Trust to modify the Agreement without a shareholder vote).

17. Third-Party Beneficiaries. The only parties to this Agreement are the Trust, the Adviser and the Sub-Adviser, and the Trust and the Adviser are the only beneficiaries of the Sub-Adviser’s services hereunder. The parties do not intend for this Agreement to benefit any other persons including, without limitation, a record or beneficial owner of shares of the Fund.

18. Limitation of Trustee and Shareholder Liability. The Adviser and Sub-Adviser are hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Instrument of the Trust and agree that obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series of the Trust, the obligations hereunder of the Trust shall be limited to the respective assets of the Fund. The Adviser and Sub-Adviser further agree that they shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Trust or the Fund, nor any officer, director or trustee of the Trust, neither as a group nor individually.

19. Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

20. Reference to the Sub-Adviser. The Adviser and the Trust are authorized to publish and distribute information, including, but not limited to, Registration Statements, Fund fact sheets and marketing material, regarding the provision of sub-advisory services by the Sub-Adviser pursuant to this Agreement and to include in such information the name of the Sub-Adviser or any trademark, service mark, symbol or logo of the Sub-Adviser, without the prior written consent of the Sub-Adviser. The Adviser will provide copies of such items to the Sub-Adviser upon request within a reasonable time following such use, publication or distribution.

21. No Implied Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, rule or regulation: (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

22. Severability. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

23. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “broker,” “investment adviser,” “net assets,” “sale,” “sell” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the Federal Securities Laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement and the Schedule(s) attached hereto embody the entire agreement and understanding among the parties. This Agreement may be signed in counterpart.

24. Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser, Adviser or the Trust upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service, by postage mail – return receipt requested or sent by electronic transmission (via email) or a similar means of same day delivery which provides evidence of receipt (or with a confirming copy by mail as set forth herein). All notices provided to Adviser will be sent to:

GuideStone Capital Management, LLC

5005 Lyndon B. Johnson Freeway, Suite 2200

Dallas, Texas 75244-6152

Attn: Melanie Childers, Vice President – Fund Operations

Email: melanie.childers@guidestone.org

All notices provided to the Sub-Adviser will be sent :

Legal & General Investment Management America, Inc.

71 South Wacker Drive, Suite 800

Chicago, Illinois 60606

Attn: Chris Tucek, Client Strategist

Email: chris.tucek@lgima.com, with a copy to: legalLGIMA@lgima.com

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of August 31, 2022.1

GUIDESTONE FUNDS, on behalf of the series of the Trust listed on Schedule A

By:
	Name:	John R. Jones
	Title:	President

GUIDESTONE CAPITAL MANAGEMENT, LLC

By:
	Name:	David S. Spika
	Title:	President

LEGAL & GENERAL INVESTMENT MANAGEMENT AMERICA, INC.

By:
Name:
Title:

[1]	Original Agreement dated June 16, 2016.

Amended and Restated as of September 18, 2020.

Amended and Restated as of August 31, 2022.

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